EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Verilink Corporation of our report dated March 12, 2004 relating to the financial statements of Larscom Incorporated, which appears in Larscom Incorporated 2003 Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
December 17, 2004